EXHIBIT 2.4.2

Side Letter to Securities Purchase Agreement
January 31, 2019

CCI 1 LLC (f/k/a Camuto Group LLC)
c/o Clear Thinking Group, LLC
401 Towne Centre Drive
Hillsborough, NJ 08844
Attention: Stuart H. Kessler
President

Re:    Preliminary Closing Statement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of October 10, 2018, as amended by Amendment No. 1 thereto (the “Purchase Agreement”), by and among DSW Shoe Warehouse, Inc., a Missouri corporation (“HoldCo”); ABG-Camuto, LLC, a Delaware limited liability company (“Buyer IPCo” and, together with HoldCo, “Buyers”); Camuto Group LLC, a Delaware limited liability company (“Group”); Camuto Consulting Inc., a Connecticut corporation (“Consulting” and, together with Group, “Sellers”); the Camuto Owners (as defined in the Purchase Agreement); Clear Thinking Group LLC, in the person of Stuart H. Kessler, solely in its capacity as Sellers’ Representative (as defined in the Purchase Agreement); and, solely with respect to the sections specified therein, each of DSW Inc., an Ohio corporation, and Authentic Brands Group LLC, a Delaware limited liability company. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Purchase Agreement.
The Closing Date under the Purchase Agreement was November 5, 2018. Pursuant to Section 1.3(b) of the Purchase Agreement, Buyers are obligated to prepare and deliver to Sellers the Preliminary Closing Statement no later than 90 days after the Closing Date, which is February 3, 2019 (the “Delivery Deadline”).
The Parties hereby agree:

(A)	to extend the Delivery Deadline for the Preliminary Closing Statement to February 28, 2019 (the “Revised Deadline”); and

(B)
that neither Buyer shall be deemed to have breached the Purchase Agreement in requesting such extension from Sellers, and that none of Buyers’ or Sellers’ rights set forth in Section 1.3 of the Purchase Agreement, or otherwise, shall be waived or forfeited by agreeing to the Revised Deadline.

Except as set forth herein, the Purchase Agreement is ratified and confirmed in all respects. All terms and conditions of the Purchase Agreement not in conflict with the terms of this letter agreement shall remain in full force and effect. Sections 10.1 through 10.11 of the Purchase Agreement are incorporated herein mutatis mutandis.
[remainder of page intentionally left blank; signature page follows]Sincerely,
DSW Shoe Warehouse, Inc.

By:
Name:
Title:

DSW Inc.

By:
Name:
Title:

ABG-Camuto, LLC

By:
Name:
Title:

Authentic Brands Group LLC

By:
Name:
Title:

Accepted and Agreed:

Clear Thinking Group LLC,
as Sellers’ Representative

By:
Name: Stuart H. Kessler
Title: President

OWNERS:
U.S. Trust Company of Delaware, as Trustee of the trust held under Article FIRST of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

ESTATE OF VINCENT CAMUTO
By:
Name: Louise Camuto
Title: Co-Executor

By:
Name: Robert Camuto
Title: Co-Executor

U.S. Trust Company of Delaware, as Trustee of the trust held under Article FIRST of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

U.S. Trust Company of Delaware, as Trustee of the trust held f/b/o Robert Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

U.S. Trust Company of Delaware, as Trustee of the trust held f/b/o Andrea Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

U.S. Trust Company of Delaware, as Trustee of the trust held f/b/o John Vincent Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

U.S. Trust Company of Delaware, as Trustee of the trust held f/b/o Christopher Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as Trustee, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

U.S. Trust Company of Delaware, as Trustee of the trust held f/b/o Philip Vincent Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as directed by Alexander V. Del Cielo, as Trust Advisor

By:
Name:
Title:

Louise Camuto, as Trustee of the trust held f/b/o Philip Vincent Camuto under Article TENTH of that certain trust agreement dated May 13, 2010 between Vincent Camuto, as Grantor, and U.S. Trust Company of Delaware, as directed by Alexander V. Del Cielo, as Trust Advisor